EXHIBIT 10.36
AMENDMENT TO THE INDENTURE OF LEASE

Pursuant to Section 15.03, Entire Agreement, of the indenture of Lease dated August 1, 1998, between Woodruff Properties, Landlord, and Talk America, Incorporated, Tenant, the parties hereby execute the following modifications to their agreement:

(1)  The term of said lease shall be extended for a period of two (2) years commencing August 1, 2003 and ending July 30, 2005,

(2)  Tenant hereby agrees to pay monthly rent plus CAM charges totaling $4941.56 to the landlord beginning with the payment period starting August 1, 2003. Common area maintenance and taxes, since collected in advance, will be adjusted to reflect actual pr-rata charges. CAM charges will be calculated on 5304 square feet; which is 13.87% of total building space.

(3)  The Tenant will occupy 4536 sq. ft. @ $11.00 per sq.ft. Additional 768 sq. ft. will be at no charge, which will bring the total square footage to 5304 actually netting at $9.31 per sq.ft./$4115.02 per month.

(4)  Rent for August 2, 2003 will be free.

(5)  Landlord will reimburse Tenant $10,000.00 of Tenant upfit, payable upon receipt of bills for the upfit.

(6)  Definition of leased space. See Attached.

(7)  Contract work on space to be completed in 45 day; April 23, 2003.

(8)  Except for the extension of term and new rent amount described above, all other terms of the Indenture of Lease dated August 1, 1998 shall remain in full force and effect and are hereby accepted and ratified as set forth fully herein.

IN WITNESS WHEREOF, the Landlord and the Tenant have respectfully signed and sealed this Amendment to the Indenture of Lease as of the 10th day of March 2003.

        WOODRUFF PROPERTIES
            By:__/s/ Frank Rogers___________
            Its. __Partner___________________
        TALK AMERICA, INCORPORATED
       By:___/s/ William McGrath_______
              Its: Sr. Vice President, Human Resources and Administration

        March 19, 2003